As filed with the Securities and Exchange Commission on July 5, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

G Medical Innovations Holdings LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

G Medical Innovations Holdings Ltd.

5 Oppenheimer St.

Rehovot 7670105, Israel

Tel: +972.8.9584777

(Address of Principal Executive Offices)

G Medical Innovations Holdings Ltd. Global Equity Plan

(Full title of the plan)

G Medical Innovations USA Inc.

12708 Rita Vista Cir. Ste. A-103

Austin, TX 78727

Tel: 800.595.2898

(Name, Address and Telephone Number of Agent for Service)

COPIES TO:

Oded Har-Even, Esq.

Eric Victorson, Esq.

Sullivan & Worcester LLP

1633 Broadway

New York, NY 10019

Tel: (212) 660-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On July 8, 2022, G Medical Innovations Holdings Ltd., or the Registrant, filed a Registration Statement on Form S-8 (File No. 333-266063), or the Original Registration Statement, with the Securities and Exchange Commission, or the Commission, to register an aggregate of 5,742,912 ordinary shares, par value $0.09 per share (which, after giving effect to a 35-for-one consolidation of ordinary shares pursuant to which holders of the Registrant’s ordinary shares received one ordinary share for every 35 ordinary shares held which took effect on November 16, 2022, equates to 164,083 ordinary shares), that may be issued pursuant to the G Medical Innovations Holdings Ltd. Global Equity Plan, G Medical Innovations Holdings Ltd. – Israel Sub-Plan and G Medical Innovations Holdings Ltd. – U.S. Sub-Plan, as amended from time to time, or, collectively, the Plans.

The Registrant is filing this Registration Statement to register an additional 4,018,281 ordinary shares, par value $0.0001 per share, that may be issued under the Plans. The Registrant’s board of directors approved increasing the reservation of the aforementioned additional shares under the Plans on June 28, 2023.

Pursuant to General Instruction E to Form S-8, the contents of the Original Registration Statement are incorporated herein by reference, except for Item 3 and Item 8 of Part II of the Original Registration Statement, which are being updated by this registration statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information required in Part I of this registration statement have been or will be sent or given to participating employees as specified in Rule 428(b)(1) under the Securities Act of 1933, as amended, or the Securities Act, in accordance with the rules and regulations of the United States Securities and Exchange Commission, or the Commission. Such documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by G Medical Innovations Holdings Ltd., or the Registrant, with the Commission under the Securities Exchange Act of 1934, as amended, or the Exchange Act, are incorporated by reference in and made a part of this registration statement, as of their respective dates:

(a)	The Registrant’s annual report for the fiscal year ended December 31, 2022 on Form 20-F, filed with the Commission on May 16, 2023;

(b)	The Registrant’s Reports of Foreign Private Issuer on Form 6-K filed with the Commission on: May 16, 2023; May 19, 2023; and June 1, 2023; and

(c)	The description of the Registrant’s ordinary shares contained in the Registrant’s registration statement on Form 8-A (File No. 001-39674), filed by the registrant with the Commission under Section 12(b) of the Exchange Act on June 24, 2021, including any amendments or reports filed for the purpose of updating such description.

In addition to the foregoing, all documents subsequently filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
5.1*	Opinion of Carey Olsen Singapore LLP, counsel to G Medical Innovations Holdings Ltd.

23.1*	Consent of Ziv Haft, a member firm of BDO

23.2*	Consent of Carey Olsen Singapore LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page)

99.1*	G Medical Innovations Holdings Ltd. Global Equity Plan, as amended and restated on June 28, 2023

99.2	G Medical Innovations Holdings Ltd. – Israel Sub-Plan (incorporated by reference to Exhibit 10.2.1 to the Registrant’s Registration Statement on Form F-1 originally filed on March 4, 2021, as amended (File No. 333- 253852)

99.3	G Medical Innovations Holdings Ltd. – U.S. Sub-Plan (incorporated by reference to Exhibit 10.2.2 to the Registrant’s Registration Statement on Form F-1 originally filed on March 4, 2021, as amended (File No. 333- 253852)

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rehovot, Israel on July 5, 2023.

G MEDICAL INNOVATIONS HOLDINGS LTD.

By:	/s/ Dr. Yacov Geva
Dr. Yacov Geva
Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of G Medical Innovations Holdings Ltd., hereby severally constitute and appoint Dr. Yacov Geva and David Seligman and each of them, as our true and lawful attorney to sign for us and in our names in the capacities indicated below any and all amendments or supplements, including any post-effective amendments, to this registration statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming our signatures to said amendments to this registration statement signed by our said attorney and all else that said attorney may lawfully do and cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Yacov Geva	President and Chief Executive Officer	July 5, 2023
Dr. Yacov Geva	(Principal Executive Officer)

/s/ David Seligman	Chief Financial Officer	July 5, 2023
David Seligman	(Principal Financial and Accounting Officer)

/s/ Dr. Kenneth R. Melani	Director, Chairman of the Board of Directors	July 5, 2023
Dr. Kenneth R. Melani

/s/ Dr. Yeshoshua (Shuki) Gleitman	Director	July 5, 2023
Dr. Yeshoshua (Shuki) Gleitman

/s/ Prof. Zeev Rotstein	Director	July 5, 2023
Prof. Zeev Rotstein

/s/ Urs Wettstein	Director	July 5, 2023
Urs Wettstein

/s/ Chanan Epstein	Director	July 5, 2023
Chanan Epstein

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act, as amended, the undersigned duly authorized representative in the United States of G Medical Innovations Holdings Ltd., has signed this registration statement on July 5, 2023.

G Medical Innovations USA Inc.

/s/ Dr. Yacov Geva
By:	Dr. Yacov Geva
Its:	Director

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